EXHIBIT 32.1

Certificate of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                In connection with the filing of the Annual Report of Oasys Mobile, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas B. Dyer, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

                2. The information contained in this Report fairly presents, in all material respects, the financial conditions and results of operations of the Company as of and for the periods presented in the Report.

Date: April 2, 2007	/s/ Douglas B. Dyer Douglas B. Dyer Chief Executive Officer